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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Section 240.14a-12

                           Danka Business Systems PLC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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(DANKA LOGO)

                           DANKA BUSINESS SYSTEMS PLC
                                 MASTERS HOUSE
                              107 HAMMERSMITH ROAD
                                 LONDON W14 0QH

      (incorporated and registered in England with registered no. 1101386)

                                                                December 6, 1999

Dear Fellow Shareholders:

     You were sent a proxy statement on November 24, 1999 regarding the proposed issuance of a new class of 6.50% senior convertible participating shares of $1.00 each of Danka Business Systems PLC. This letter supplements, and should be read in conjunction with, the proxy statement.

     As described in the proxy statement, Danka has entered into an agreement with Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V. and 55th Street Partners II L.P. (referred to collectively as the "investors") for the issuance to the investors of 200,000 participating shares in aggregate. As also described in the proxy statement, up to 40,000 further participating shares may be issued to up to four United Kingdom institutional holders of Danka's ordinary shares.

     The issuances of participating shares are conditioned, among other things, upon obtaining approval by Danka's shareholders for certain actions required to enable the issuances to occur (details of which are set forth in the proxy statement). The proxy statement included a notice convening an extraordinary general meeting of Danka for the purpose of obtaining the relevant shareholder approvals to be held at 9:00 a.m., London time, on Friday, December 17, 1999 at the Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT.

     As described on page 20 of the proxy statement, the London Stock Exchange requires Danka to mail a working capital statement to you prior to the holding of the extraordinary general meeting. That statement consists of the statement included under the heading "Working Capital" below. This letter also includes information regarding Danka's progress with respect to refinancing of its existing bank indebtedness.

WORKING CAPITAL

     Danka is of the opinion that, after taking into account available bank and other facilities and the net proceeds of the issuances of participating shares to the investors, Danka and its subsidiaries have sufficient working capital for their present requirements, that is, for at least the next 12 months from the date of this letter.

PROPOSED REFINANCING OF DANKA'S EXISTING BANK INDEBTEDNESS

     The proxy statement stated that, if possible, Danka wished to refinance its existing bank indebtedness before December 31, 1999. Danka has received proposals to refinance its bank indebtedness from two major financial institutions and expects to receive a proposal from a third major financial institution. However, since the date of the proxy statement, it has become apparent to Danka and its financial advisors from the refinancing proposals received by Danka that Danka will likely be able to refinance its existing bank indebtedness on more favorable terms if the refinancing takes place in the year 2000. Danka has been advised that typical difficulties with closing financings at calendar year end are being exacerbated by concerns about Y2K issues. Danka has also been advised that the ability to provide results for the quarter ended December 31, 1999 to prospective lenders will be important for obtaining more favorable financing terms than those currently proposed, because it can currently only show two consecutive quarters of income. Therefore, Danka has decided to target the first quarter of calendar year 2000 for the refinancing of its bank indebtedness. Danka currently anticipates that the investors will agree to an amendment to the agreement between Danka and the investors, pursuant to which the investors agree to waive the condition to closing that Danka has obtained a debt refinancing commitment.
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     Danka and its bank lenders have entered into an amendment to Danka's existing principal bank credit agreement, effective as of December 1, 1999, subject to receipt by the bank lenders of the minimum payment described in the next sentence by July 31, 2000. As described in the proxy statement, this amendment requires Danka to use approximately $160 million of the net proceeds of the sale of the participating shares to repay indebtedness outstanding under the credit agreement. The amendment also amends the minimum net worth covenant contained in the credit agreement, among other things, to make the covenant less restrictive during the period from July 31, 2000 through June 30, 2001, and provides that the indebtedness under the credit agreement matures on March 31, 2002. The amendment also eliminates Danka's obligation to use its best efforts to sell its Danka Services International division and provides that the $10 million that would have been due upon completion of such sale will become due upon completion of the sale of the participating shares to the investors.

     Danka expects to repay indebtedness under the existing principal bank credit agreement with proceeds of the sale of the participating shares prior to December 31, 1999, with a resulting reduction in the aggregate commitment of the bank lenders equal to the amount of the payment. Therefore, the payment due under the credit agreement as a result of failure to refinance this indebtedness by December 31, 1999 will be reduced from approximately $4.7 million to approximately $3.8 million. Absent further reduction of the aggregate commitment under the credit agreement on or prior to March 31, 2000, the additional fee due if the bank indebtedness is not refinanced by that date would be reduced from approximately $9.3 million to approximately $7.6 million. Danka currently anticipates that it will refinance the indebtedness under the credit agreement prior to March 31, 2000. For the reasons discussed above, Danka's Board of Directors anticipates that the benefits of the terms on which new bank facilities may be obtained in the first calendar quarter of the year 2000 should outweigh the disadvantages of making the $3.8 million payment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995) and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risk of the failure to refinance Danka's bank indebtedness on satisfactory terms prior to March 31, 2000, the risk that Danka and the investors will be unable to reach agreement on the amendment described above and the risks and uncertainties listed on page (iii) of the proxy statement. You are cautioned not to place undue reliance on these forward-looking statements, which reflect Danka's management's analysis only as of the date of this letter. Danka will not update these forward-looking statements to reflect events or circumstances that arise after the date such statements are made.

ACTION TO BE TAKEN

     IF YOU HOLD ORDINARY SHARES, A FORM OF PROXY FOR USE AT THE EXTRAORDINARY GENERAL MEETING WAS ENCLOSED WITH THE PROXY STATEMENT SENT TO YOU ON NOVEMBER 24, 1999. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE EXTRAORDINARY GENERAL MEETING, YOU ARE REQUESTED (IF YOU HAVE NOT ALREADY DONE SO) TO COMPLETE, SIGN AND RETURN THE FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON SO THAT IT ARRIVES AT DANKA'S REGISTRARS, COMPUTERSHARE SERVICES PLC, P.O. BOX 1075, BRISTOL BS99 3FA, AS SOON AS POSSIBLE AND IN ANY EVENT SO THAT IT IS RECEIVED BY THE REGISTRARS NOT LESS THAN 48 HOURS BEFORE THE TIME FIXED FOR THE EXTRAORDINARY GENERAL MEETING. COMPLETION AND RETURN OF THE FORM OF PROXY WILL NOT PRECLUDE YOU FROM ATTENDING THE EXTRAORDINARY GENERAL MEETING AND VOTING IN PERSON SHOULD YOU SO WISH.

     IF YOU HOLD AMERICAN DEPOSITARY SHARES ("ADSS"), VOTING INSTRUCTIONS WERE PROVIDED TO YOU WITH THE PROXY STATEMENT SENT TO YOU ON NOVEMBER 24, 1999. YOU ARE REQUESTED (IF YOU HAVE NOT ALREADY DONE SO) TO COMPLETE AND RETURN THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THE BANK OF NEW YORK, AS DEPOSITARY, IN ACCORDANCE WITH THE TERMS PROVIDED THEREIN, NOT LATER THAN 12:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 14, 1999. THE VOTING INSTRUCTIONS, TO BE EFFECTIVE, MUST BE SENT TO THE DEPOSITARY, THE BANK OF NEW YORK, ADR DIVISION, 101 BARCLAY STREET, NEW YORK, NEW YORK 10286. IF YOU HOLD ADSS, YOU CANNOT VOTE THE ORDINARY SHARES REPRESENTED BY YOUR ADSS AT THE MEETING OR GRANT PROXIES TO VOTE YOUR SHARES OTHER THAN THROUGH INSTRUCTIONS TO THE DEPOSITARY. ORDINARY SHARES REPRESENTED BY ADSS WILL BE VOTED AT THE MEETING BY THE DEPOSITARY PURSUANT TO INSTRUCTIONS RECEIVED FROM HOLDERS OF ADSS.
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RECOMMENDATION

     YOUR BOARD OF DIRECTORS CONSIDER THAT THE INVESTMENT BY THE INVESTORS AND THE OTHER PROPOSALS DESCRIBED IN THE PROXY STATEMENT SENT TO YOU ON NOVEMBER 24, 1999 ARE IN THE BEST INTERESTS OF DANKA AND ITS SHAREHOLDERS AS A WHOLE. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IF YOU HOLD ORDINARY SHARES, YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS SET FORTH IN THE NOTICE OF THE EXTRAORDINARY GENERAL MEETING. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT IF YOU HOLD ADSS, YOU INSTRUCT THE DEPOSITARY TO VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS SET OUT IN THE NOTICE OF THE EXTRAORDINARY GENERAL MEETING. THE DIRECTORS INTEND TO VOTE ALL SHARES OVER WHICH THEY HAVE VOTING RIGHTS (AN AGGREGATE OF 128,000 ORDINARY SHARES AS OF DECEMBER 1, 1999) IN FAVOR OF THE RESOLUTIONS SET OUT IN THE NOTICE OF THE EXTRAORDINARY GENERAL MEETING.

     Your Board of Directors and management look forward to meeting with you at the meeting.

                                             Yours faithfully,

                                             /s/ David W. Kendall
                                             David W. Kendall
                                             Chairman